UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 2, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Purchase Agreement

On December 3, 2010, Darling International Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Darling National LLC, as guarantor, and the initial purchasers named therein (the “Initial Purchasers”) relating to the sale by the Company of $250 million aggregate principal amount of the Company’s 8.50% Senior Notes due 2018 (the “Notes”) at an issue price of 100.0%. The Notes will be issued in a private offering (the “Notes Offering”) only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the guarantor. In addition, the Company and the guarantor have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities.

The Company intends to use the net proceeds from the Notes Offering to finance in part the cash portion of the purchase price to be paid in connection with the Company's previously announced acquisition of Griffin Industries, Inc., a provider of value-added rendering, bakery feed and cooking oil recycling services in the southeast United States.

Amendment to Credit Agreement

On December 2, 2010, the Company entered into an amendment (the “Amendment”) to its (a) Credit Agreement, dated as of April 7, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), the lending institutions party thereo (the “Lenders”) and the other agents party thereto and (b) Security Agreement, dated as of April 7, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, certain subsidiaries of the Company and the Agent.

The Amendment was executed (a) to add certain defined terms and change certain negative covenants in the Credit Agreement to allow the issuance of the Notes and (b) to make clear that the proceeds from the issuance of the Notes and the escrow account into which the proceeds from the Notes Offering are to be deposited are excluded from the grant of security in Section 2.1 of the Security Agreement.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On December 3, 2010, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Fourth Amendment to Credit Agreement and Amendment to Security Agreement, dated as of December 2, 2010, among Darling International Inc., as borrower, the subsidiaries of the borrower party thereto, the lending institutions party thereo and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: December 8, 2010	By:	/s/ John F. Sterling
		Name:	John F. Sterling
		Title:	Executive Vice President and General Counsel

EXHIBIT LIST

10.1
Fourth Amendment to Credit Agreement and Amendment to Security Agreement, dated as of December 2, 2010, among Darling International Inc., as borrower, the subsidiaries of the borrower party thereto, the lending institutions party thereo and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated December 3, 2010.